ALLBIRDS REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Delivers Third Quarter Results in Line and Above Guidance Ranges

Updates Full Year 2025 Revenue Outlook and Reiterates Midpoint of
Adjusted EBITDA Guidance

SAN FRANCISCO, Calif., November 6, 2025 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with sustainable materials to make better products in a better way, today reported financial results for the quarter ended September 30, 2025.

Third Quarter 2025 Overview

•Third quarter net revenue of $33.0 million, within the Company’s guidance range, a decrease of 23.3% versus a year ago.
•Third quarter gross margin declined 120 basis points to 43.2% versus a year ago.
•Third quarter net loss of $20.3 million, or $2.49 per basic and diluted share.
•Third quarter adjusted EBITDA1 loss of $15.7 million, slightly above the Company’s guidance range.
•Inventory at quarter end of $43.1 million, representing a decrease of 25.0% versus a year ago, in line with expectations.
•As of September 30, 2025, the Company had $23.7 million of cash and cash equivalents and $12.3 million of outstanding borrowings under its asset-backed $50.0 million revolving credit facility.

“We’re pleased to deliver third quarter results in line with our expectations, highlighted by a robust flow of new product introductions - many of which met with strong customer response,” said Joe Vernachio, CEO. “Entering the final months of the year, we will continue to support our product engine with compelling marketing content to capture consumer mindshare and reignite growth. Throughout the holiday season, we will be spotlighting gifting ideas and emphasizing Allbirds’ core principles of Comfort, Style and Sustainability.”

“Our teams are focused on accelerating progress under our turnaround in the quarters ahead,” added Vernachio. “At the same time, we are taking definitive steps to further reduce costs, enhance liquidity, and pursue value-creating opportunities.”

Third Quarter Operating Results
In the third quarter of 2025, net revenue decreased 23.3% to $33.0 million compared to $43.0 million in the third quarter of 2024. The year-over-year decrease is primarily attributable to structural changes, including impacts from international distributor transitions and planned retail store closures.

Gross profit totaled $14.2 million compared to $19.1 million in the third quarter of 2024, and gross margin declined 120 basis points to 43.2% compared to 44.4% in the third quarter of 2024. The decline in gross margin primarily reflects a higher mix of digital and international distributor sales, as well as increased duties in our U.S. business, which offset higher average selling price.

Selling, general, and administrative expense (SG&A) was $21.7 million, or 65.7% of net revenue, compared to $31.0 million, or 72.0% of net revenue in the third quarter of 2024. The decrease is primarily attributable to lower personnel expenses, occupancy costs, stock-based compensation expenses, and depreciation and amortization expenses.

Marketing expense totaled $11.7 million, or 35.5% of net revenue, compared to $9.9 million, or 22.9% of net revenue in the third quarter of 2024. The year-over-year increase was primarily driven by increased digital advertising spend in support of new product launches.

Net loss for the third quarter of 2025 was $20.3 million compared to $21.2 million for the third quarter of 2024, and net loss margin was 61.6% compared to 49.3% in the third quarter of 2024.

1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures” below.

Adjusted EBITDA1 loss for the third quarter of 2025 improved to $15.7 million compared to a loss of $16.2 million in the third quarter of 2024, and adjusted EBITDA margin1 declined to (47.7)% compared to (37.8)% in the third quarter of 2024.

Nine Month Operating Results
Net revenue in the first nine months of 2025 decreased 21.7% to $104.8 million compared to $133.9 million in the first nine months of 2024. The year-over-year decrease is primarily attributable to structural changes, including impacts from planned retail store closures and international distributor transitions.

Gross profit in the first nine months of 2025 totaled $44.8 million compared to $63.6 million in the first nine months of 2025, while gross margin declined to 42.7% in the first nine months of 2025 versus 47.5% in the same period a year ago. The decline in gross margin is primarily due to channel mix, with a lower percentage of sales coming from our retail business and a higher percentage coming from our digital and distributor channels, as well as increased promotional activity and higher inventory adjustments.

SG&A in the first nine months of 2025 was $71.0 million, or 67.8% of net revenue, compared to $104.2 million, or 77.8% of net revenue in the first nine months of 2024. The decline is primarily attributable to decreases in personnel expenses, occupancy costs, depreciation and amortization, and stock-based compensation.

Marketing expense in the first nine months of 2025 totaled $32.3 million, or 30.8% of net revenue, compared to $29.4 million, or 21.9% of net revenue, in the first nine months of 2024, with the increase primarily driven by planned investments in the Company’s new brand marketing campaign in the first quarter.

Net loss in the first nine months of 2025 was $57.7 million compared to $67.6 million in the first nine months of 2024, and net loss margin was 55.1% compared to 50.5% in the first nine months of 2024.

Adjusted EBITDA loss1 in the first nine months of 2025 was $46.9 million compared to a loss of $50.9 million in the first nine months of 2024, and adjusted EBITDA margin(1) declined to (44.8)% compared to (38.0)% for the first nine months of 2024.

Balance Sheet Highlights
As of September 30, 2025, Allbirds had $23.7 million of cash and cash equivalents and $12.3 million of outstanding borrowings under its $50.0 million asset-backed revolving credit facility. Inventories totaled $43.1 million, a decrease of 25.0% versus a year ago, which is in line with expectations.

2025 Financial Guidance

Allbirds is providing the following financial guidance for 2025, which includes approximately $23 million to $25 million of impact to revenue associated with the transition from a direct selling model to a distributor model in certain international markets and the closure of certain Allbirds stores in the U.S.

Full Year 2025

•Net revenue of $161 million to $166 million compared to previous guidance of $165 million to $180 million
◦U.S. net revenue of $127 million to $131 million
◦International net revenue of $34 million to $35 million
•Adjusted EBITDA2 loss of $63 million to $57 million, compared to prior guidance of $65 million to $55 million

Fourth Quarter 2025

2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our third quarter 2025 and 2024 results included in this press release.

•Net revenue of $56 million to $61 million
◦U.S. net revenue of $47 million to $51 million
◦International net revenue of $9 million to $10 million
•Adjusted EBITDA2 loss of $16 million to $10 million

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, November 6, 2025. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Allbirds is a global modern lifestyle footwear brand, founded in 2015 with a commitment to make better things in a better way. That commitment inspired the company’s third product, the now iconic Wool Runner; and today, inspires a growing assortment of products known for superior comfort. Allbirds designs its products to be materially different by turning away from convention toward nature’s inspiration with materials like Merino wool, tree fiber and sugarcane. For more information, please visit www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our future financial performance, including our financial outlook on financial results and guidance targets, planned transition to a distributors model in certain international markets, anticipated profitability of distributor model, future profitability, focus on improving efficiencies and driving profitability, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, efforts related to liquidity (including use of existing debt and equity facilities, supplemental debt and equity financing opportunities, and strategic transactions we may pursue), marketing strategy and investment, materials innovation, retail store updates, new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements, including, but not limited to: unfavorable economic conditions; our ability to execute our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets; our ability to obtain additional capital; our ability to achieve our cost savings targets by 2025; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; impairment of long-lived assets; the strength of our brand; our introduction of new products; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for 2025; breaches of security or privacy of business information; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that providing these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), non-cash gains or losses on the sales of businesses relating to our strategic initiatives, other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.
Investor Relations:

ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$32,989	$42,996	$104,787	$133,905
Cost of revenue	18,748	23,921	59,992	70,319
Gross profit	14,241	19,075	44,795	63,586
Operating expense:
Selling, general, and administrative expense	21,678	30,967	71,046	104,226
Marketing expense	11,719	9,855	32,262	29,354
Impairment expense	729	—	729	—
Restructuring expense	—	35	—	1,788
Total operating expense	34,126	40,857	104,037	135,368
Loss from operations	(19,885)	(21,782)	(59,242)	(71,782)
Net loss from the sales of businesses	—	(236)	—	(430)
Interest (expense) income	(370)	744	9	2,992
Other income	3	183	1,752	2,457
Loss before provision for income taxes	(20,252)	(21,091)	(57,481)	(66,763)
Income tax provision	(72)	(86)	(219)	(877)
Net loss	$(20,324)	$(21,177)	$(57,700)	$(67,640)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(2.49)	$(2.68)	$(7.13)	$(8.64)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,167,465	7,900,246	8,092,579	7,831,158

Other comprehensive income (loss):
Foreign currency translation (loss) gain	(662)	1,880	1,922	355
Total comprehensive loss	$(20,986)	$(19,297)	$(55,778)	$(67,285)

Allbirds, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	56.8%	55.6%	57.3%	52.5%
Gross profit	43.2%	44.4%	42.7%	47.5%
Operating expense:
Selling, general, and administrative expense	65.7%	72.0%	67.8%	77.8%
Marketing expense	35.5%	22.9%	30.8%	21.9%
Impairment expense	2.2%	—%	0.7%	—%
Restructuring expense	—%	0.1%	—%	1.3%
Total operating expense	103.4%	95.0%	99.3%	101.1%
Loss from operations	(60.3)%	(50.7)%	(56.5)%	(53.6)%
Net loss from the sale of business	—%	(0.5)%	—%	(0.3)%
Interest (expense) income	(1.1)%	1.7%	0.0%	2.2%
Other income	—%	0.4%	1.7%	1.8%
Loss before provision for income taxes	(61.4)%	(49.1)%	(54.9)%	(49.9)%
Income tax provision	(0.2)%	(0.2)%	(0.2)%	(0.7)%
Net loss	(61.6)%	(49.3)%	(55.1)%	(50.5)%

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(2.0)%	4.4%	1.8%	0.3%
Total comprehensive loss	(63.6)%	(44.9)%	(53.2)%	(50.2)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,704	$66,732
Accounts receivable	4,860	6,168
Inventory	43,127	44,121
Prepaid expenses and other current assets	9,026	13,536
Total current assets	80,717	130,558

Property and equipment—net	13,842	17,825
Operating lease right-of-use assets	20,927	38,082
Other assets	4,428	2,414
Total assets	$119,914	$188,879

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	11,743	10,773
Accrued expenses and other current liabilities	11,480	18,821
Current lease liabilities	9,357	10,879
Deferred revenue	1,511	3,896
Total current liabilities	34,091	44,369

Non-current liabilities:
Non-current lease liability	21,578	42,796
Long-term debt	12,313	—
Other long-term liabilities	—	29
Total non-current liabilities	33,891	42,825
Total liabilities	$67,982	$87,194

Commitments and contingencies (Note 11)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 5,670,752 and 5,456,072 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 2,542,340 and 2,542,365 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	597,907	591,882
Accumulated other comprehensive loss	(3,759)	(5,681)
Accumulated deficit	(542,217)	(484,517)
Total stockholders’ equity	51,932	101,685

Total liabilities and stockholders’ equity	$119,914	$188,879

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(57,700)	$(67,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,718	10,226
Amortization of debt issuance costs	241	8
Stock-based compensation	5,955	8,893
Inventory write-down	2,433	1,248
Impairment expense	729	—
Provision for bad debt	—	253
Loss from sale of business	—	468
Deferred taxes	—	393
Gift card breakage	(1,993)	—
Changes in assets and liabilities:
Accounts receivable	1,340	2,247
Inventory	(963)	(4,494)
Prepaid expenses and other current assets	4,786	3,526
Operating lease right-of-use assets and current and noncurrent lease liabilities	(5,624)	(10,572)
Accounts payable, accrued expenses and other current liabilities	(6,306)	3,188
Other long-term liabilities	(29)	—
Deferred revenue	(396)	(763)
Net cash used in operating activities	(51,809)	(53,019)

Cash flows from investing activities:
Purchase of property and equipment	(2,275)	(3,083)
Changes in security deposits	453	2,156
Proceeds from sale of businesses	388	2,459
Net cash (used in) provided by investing activities	(1,434)	1,532

Cash flows from financing activities:
Proceeds from line of credit	12,313	—
Proceeds from the exercise of stock options	8	34
Taxes withheld and paid on employee stock awards	(4)	(1)
Proceeds from issuance of common stock under employee stock purchase plan	67	150
Payment of deferred financing costs	(3,118)	—
Net cash provided by financing activities	9,266	183

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	957	105
Net decrease in cash, cash equivalents, and restricted cash	(43,020)	(51,199)
Cash, cash equivalents, and restricted cash—beginning of period	67,584	130,673
Cash, cash equivalents, and restricted cash—end of period	$24,564	$79,474

Supplemental disclosures of cash flow information:
Cash paid for interest	$58	$99
Cash paid for taxes	$149	$1,307
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$48	$8
Stock-based compensation included in capitalized internal-use software	$92	$228

Allbirds, Inc.

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$23,704	$78,627
Restricted cash included in prepaid expenses and other current assets	860	848
Total cash, cash equivalents, and restricted cash	$24,564	$79,474

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net loss	$(20,324)	$(21,177)	$(57,700)	$(67,640)
Add (deduct):
Stock-based compensation expense	1,533	2,620	5,865	8,893
Depreciation and amortization expense	1,893	2,886	5,701	10,240
Impairment expense	729	—	729	—
Restructuring expense	—	35	—	1,788
Net loss from sale of business	—	236	—	430
Other income	(3)	(183)	(1,752)	(2,457)
Interest expense (income)	370	(744)	(9)	(2,992)
Income tax provision	72	86	219	877
Adjusted EBITDA	$(15,730)	$(16,241)	$(46,947)	$(50,861)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net revenue	$32,989	$42,996	$104,787	$133,905

Net loss	$(20,324)	$(21,177)	$(57,700)	$(67,640)
Net loss margin	(61.6)%	(49.3)%	(55.1)%	(50.5)%

Adjusted EBITDA	$(15,730)	$(16,241)	$(46,947)	$(50,861)
Adjusted EBITDA margin	(47.7)%	(37.8)%	(44.8)%	(38.0)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
United States	$25,586	$32,041	$79,860	$97,901
International	7,403	10,955	24,927	36,004
Total net revenue	$32,989	$42,996	$104,787	$133,905

	Store Count by Primary Geographical Market
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
United States[3]	45	45	42	32	31	30	25	21	21
International[4]	15	15	15	11	3	3	3	3	2
Total stores	60	60	57	43	34	33	28	24	23

END OF RELEASE
3 In the first quarter of 2024, we closed the operations of three stores in the U.S. In the second quarter of 2024, we closed the operations of ten stores in the U.S. In the third quarter of 2024, we closed the operations of one store in the U.S. In the fourth quarter of 2024, we closed the operations of one store in the U.S. In the first quarter of 2025, we closed the operations of five stores in the U.S. In the second quarter of 2025, we closed the operations of four stores in the U.S.
4 In the third quarter of 2023, we transitioned the operations of three international stores to distributors. In the second quarter of 2024, we transitioned the operations of two stores in Japan and one store in New Zealand to unrelated third-party distributors and closed one store in Europe. In the third quarter of 2024, we transitioned the operations of six stores in China to an unrelated third-party distributor and closed two stores in Europe. In the third quarter of 2025, we closed the operations of one store in the U.K.